UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

Tenaya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40656	81-3789973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard Suite 500
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 825-6990

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed Form 8-K filed by Tenaya Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on June 25, 2024, Jin-Long Chen submitted his resignation as a director of the Board of Directors (the “Board”) of the Company.

On September 12, 2024, in order to more evenly distribute membership of the Board among the Board’s three classes of directors, Karah Parschauer tendered her resignation as a Class I director, effective immediately upon the effectiveness of her appointment to the Board as a Class II director, and has been reappointed by the Board as a Class II director (the “Reclassification”).

Ms. Parschauer continues to serve on the Audit Committee of the Board. There are no changes or impacts to any of Ms. Parschauer’s compensation arrangements as a result of her Reclassification from a Class I director to a Class II director. Following Ms. Parschauer’s Reclassification described above, the Board shall consist of three Class I directors, three Class II directors and three Class III directors, and the size of the Board has been reduced to provide for a total of nine directors authorized to serve on the Board.

The Company and Ms. Parschauer did not enter into any new plan, contract, arrangement or compensatory plan in connection with her Reclassification, and there is no arrangement or understanding between her and any other person pursuant to which she was appointed to serve as a Class II director. Ms. Parschauer’s Reclassification was effected solely to more evenly distribute Board membership among the Board’s three classes of directors, and, for all other purposes, her service on the Board is deemed to have continued uninterrupted without any break in service. Ms. Parschauer is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Effective September 12, 2024, the Board adopted the Tenaya Therapeutics, Inc. 2024 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 1,200,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to the applicable The Nasdaq Stock Market LLC’s (“Nasdaq”) Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards, and its terms are substantially similar to the Tenaya Therapeutics, Inc. 2021 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception or to comply with the Nasdaq acquisition and merger exception.

In accordance with the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company, or, to the extent permitted by the Nasdaq Listing Rules, in connection with a merger or acquisition.

A copy of the Inducement Plan and related form agreements under the Inducement Plan are attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Tenaya Therapeutics, Inc. 2024 Inducement Equity Incentive Plan and related forms of stock option and restricted stock unit agreements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: September 16, 2024